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[STATE OF MISSOURI LOGO]                          STATE OF MISSOURI
                                       REBECCA MCDOWELL COOK, SECRETARY OF STATE
                                       P.O. BOX 778, JEFFERSON CITY, MO. 65102

                                                CORPORATION DIVISION


                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is International  Mercantile  Corporation
                                          --------------------------------------

--------------------------------------------------------------------------------

2. An amendment to the  Corporation's  Articles of Incorporation  was adopted by
   the   shareholders on September 11, 1998.
                         ----------------------------------------

3. Article Number Three is amended to read as follows:

                                     THREE

The aggregate number, class and par value of shares which the corporation shall have authority to issue is as follows:

1. 31,000,000 shares Class "A" common, previously known as "common" stock, with a par value of $.01 per share, previously $1.00 per share, with each share entitled to one vote.

2. 2,000,000 shares Class "B" common, with a par value of $.01 per share, with each share entitled to 51 votes.

3. 10,000,000 shares non-voting Series"1" preferred, $.10 par value, the terms described on the enclosed Director's Certificate of Designation.

4. 2,000,000 shares non-voting Series "2" preferred, $.10 par value, the terms described on the enclosed Directors Certificate of Designation.

5. 5,000,000 shares, non-voting Series "3" preferred, $.10 par value, with all other terms to be set by the Board of Directors.



                 (If more than one article is to be amended or
                    more space is needed attach fly sheet.)

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4. Of the 3,976,282 shares  outstanding,  2,323,000 such shares were entitled to vote on such amendment.


   The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

         CLASS                      NUMBER OF OUTSTANDING SHARES

      Common                                3,976,282




5. The number of shares voted for and against the amendment was as follows:

         CLASS             NO. VOTED FOR           NO. VOTED AGAINST

     Common                2,323,000                      -0-




6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

   Common stock par value reduced from $1.00 per share to $.01 per share, and preferred par value set at $.10 per share. Number of aggregate shares increased from 5,000,000 to 50,000,000


   If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:






7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

   Former common reclassified as Class "A" common, and number of authorized Class "A" common shares increased from 5,000,000 to 31,000,000 shares.

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IN WITNESS WHEREOF, the undersigned  Frederic Richardson
                                    --------------------------------------------
                                                  PRESIDENT OR
                                           has executed this instrument and its
------------------------------------------
           VICE PRESIDENT

Arthur E. Fillmore, II
---------------------------------------has affixed its corporate seal hereto and
SECRETARY OR ASSISTANT SECRETARY
attested said seal on the           11th        day of   September       , 1998.
                           --------------------        ------------------    --


                 PLACE
             CORPORATE SEAL
                  HERE
       (If no seal, state "None")
                                           International Merchantile Corporation
                                           -------------------------------------
                                                   NAME OF CORPORATION

[ATTEST]

     /s/ Arthur E. Fillmore, II       By         /s/ Frederic Richardson
------------------------------------     ---------------------------------------
  SECRETARY OR ASSISTANT SECRETARY            PRESIDENT OR VICE PRESIDENT



State of   Missouri                )
         ------------------------- )
                                   )ss.
County of Jackson                  )
          ------------------------ )


           Donna M.S. Gouge                 , a Notary Public, do hereby certify
-------------------------------------------
that
this       11th        day of      September         , 1998, personally appeared
    -------------------      -----------------------     --

before me Frederic Richardson and Arthur E. Fillmore, II  who, being by me first
          ----------------------------------------------

duly sworn, appeared that they are the President and Assistant Secretary
                          ------------------------------------------------------

--------------------------------------------------------------------------------
they signed the foregoing documents as    President & Assistant Secretary of the
                                       ----------------------------------

corporation, and that the statements therein contained are true.


   (Notarial Seal)                          /s/ Donna M.S. Gouge
                                         ------------------------------------
            DONNA M.S. GOUGE                          NOTARY PUBLIC
       NOTARY PUBLIC-NOTARY SEAL
           STATE OF MISSOURI             My commission expires December 23, 1999
             JACKSON COUNTY                                    --------------
MY COMMISSION EXPIRES: December 23, 1999

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                      INTERNATIONAL MERCANTILE CORPORATION

           DESIGNATION OF RIGHTS-SERIES 1 CONVERTIBLE PREFERRED STOCK

         The Series 1 Convertible Preferred Stock shall have the following preferences, qualifications, limitations, restrictions and the special or relative rights in respect to the shares of all other classes of Preferred Stock and Common Stock of International Mercantile Corporation (the "Corporation").

         (1) Number of shares, class and par value. This designation of rights creates Series 1 Convertible Preferred Stock ("Series 1 Preferred Stock"), consisting of 10,000,000 shares having a par value of ten cents ($.10) per shares and an aggregate par value of $1,000,000.

         (2) Conversion rights. Each share of Series 1 Preferred Stock is convertible at any time for three (3) years following issuance into one share of Class A Common Stock, at a price of two dollars ($2.00) per share.

         (3) Dividend preference. Each share of Series 1 Preferred Stock has dividend rights identical to the Class A Common Stock in the event the Corporation declares any dividends. There is no automatic accrual of dividends on the Series 1 Preferred Stock.

         (4) Redemption. Each share of Series 1 Preferred Stock is redeemable by the Corporation for $.10 per share at any time after the first annual anniversary of issuance if the average closing bid price of the Class A Common Stock for ten (10) business days immediately preceding the date of such redemption notice is at least 125% of the exercise price of the Series 1 Preferred Stock

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(i.e.  $2.50 per share) upon  written  notice to the  shareholders  as described herein (the "redemption notice"). Following any such redemption notice the holders of the Series 1 Preferred Stock shall have the opportunity to convert the Series 1 Preferred Stock for a period of twenty (20) days.

         Any shares of the Series 1 Preferred Stock redeemed pursuant to this section or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired immediately on the acquisition thereof and shall not under any circumstances be reissued. The Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series 1 Preferred Stock accordingly.

         If fewer than all of the issued and outstanding shares of Series 1 Preferred Stock are redeemed at any time, all shares of Series 1 Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest share, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Series 1 Preferred Stock at the time outstanding.

         Notice of Redemption of Series 1 Preferred Stock, specifying the date (the "Redemption Date") and place of redemption and the number of shares and the certificate numbers thereof which are to be redeemed shall be mailed to each holder of record of shares to be redeemed at its address as shown by records of the Corporation not more than sixty (60) nor less than ten (10) days


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prior to the date on which such redemption is to be made.

         Notice of Redemption having been so mailed and provision for payment of the redemption price for such shares on the specified redemption date having been made by the Corporation, then, unless default be made in the payment of the redemption price for such shares when and as due, (i) on such Redemption Date all rights of the respective holders of such shares, as shareholders of the Corporation on a date designated by the Corporation's Board of Directors (the "record date") by reason of the ownership of such shares, shall cease, except the right to receive the redemption price of such shares upon presentation and surrender of the respective certificates representing such shares; and (ii) such shares shall not after such Redemption Date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (5) Liquidation. The Series 1 Preferred Stock shall not be entitled to any liquidation preference in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the holders of the Series 1 Preferred Stock shall not be entitled to any amount upon liquidation, dissolution or winding up of the Corporation.

         (6) Voting. The holders of the Series 1 Preferred Stock shall not be entitled to any voting rights whatsoever on matters submitted to a vote of shareholders of the corporation, so long as



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any shares of the Series 1 Preferred  Stock shall be  outstanding,  except those rights provided by the general corporation law of the State of Missouri.

         The Corporation shall not, without the written consent of the holders of one half of the aggregate number of shares of the Series 1 Preferred Stock at the time outstanding; alter or change the powers, preferences or rights given to the Series 1 Preferred Stock so as to affect the Series 1 Preferred Stock adversely.


                                           /s/ Arthur E. Fillmore, II
                                           -------------------------------------
                                           Arthur E. Fillmore, II
                                           Assistant Secretary